Exhibit 10.1

LOCK-UP and resale restriction AGREEMENT

This Lock-Up and Resale Restriction Agreement (the “Agreement”) is made and entered into as of _____________, _____ by and among Gadsden Properties, Inc., a Maryland corporation (the “Company”), and the persons executing this Agreement (each a “Holder” and, collectively, the “Holders”).

RECITALS

A.           On November 8, 2018, FC Global Reality Incorporated (as predecessor to the Company) entered into an agreement and plan of merger (the “Merger Agreement”) with FC Merger Sub, Inc. (“FC Merger Sub”), Gadsden Growth Properties, Inc. (“Gadsden”) and Gadsden Growth Properties, L.P., pursuant to which on the date hereof FC Merger Sub has merged with and into Gadsden, with Gadsden surviving as a wholly owned subsidiary of the Company (the “Merger”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

B.           Each Holder, as a result of the completion of the Merger, has acquired securities of the Company.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Restrictions on Transfer. No Holder shall, directly or indirectly, prior to the termination of this Agreement: (a) transfer, assign, sell, lend, sell short, gift-over, pledge, encumber, hypothecate, exchange or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution), or offer or solicit to do any of the foregoing, of any or all of the equity securities and/or any debt or similar securities that are convertible into equity securities of the Company held by it, including any additional equity securities and/or any debt or similar securities that are convertible into equity securities of the Company which Holder may subsequently acquire, including all additional equity securities which may be issued to Holder upon the exercise of any options, warrants or other securities convertible into or exchangeable for securities of the Company (all such securities of such Holder, “Subject Securities”) or any right or interest therein, or consent to any of the foregoing (any such action, a “Transfer”), (b) enter or offer to enter into any derivative arrangement with respect to, or create or suffer to exist any liens or encumbrances with respect to, any or all of the Subject Securities or any right or interest therein, in either case that would reasonably be expected to prevent or delay such Holder’s compliance with its obligations hereunder; or (b) enter of offer to enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer.

2.          Stop Transfer Orders. Each Holder hereby acknowledges and agrees that the Company shall be entitled, during the term of this Agreement, to cause any transfer agent for the Subject Securities to decline to effect any Transfer and to note stop transfer restrictions on the stock register and other records relating to Subject Securities, and each Holder agrees to execute and deliver any further documents reasonably requested by the Company in furtherance of the same.

3.          Permitted Transfers. Notwithstanding the foregoing, the restrictions set forth herein shall not apply to the following permitted transfers:

a.           A Holder shall be permitted to Transfer Subject Securities to an Affiliate of the Holder if such Transfer is not for value; provided, however, that it shall be a condition to the Transfer that (a) the transferee executes and delivers to the Company, not later than one business day prior to such Transfer, a written agreement that is reasonably satisfactory in form and substance to the Company to be bound by all of the terms of this Agreement and (b) if the Holder is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of the Subject Securities or any securities convertible into or exercisable or exchangeable for the Subject Securities, the Holder shall include a statement in such report to the effect that such Transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the Holder and is not a Transfer for value. For purposes hereof, “Affiliate” shall mean, with respect to any entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such entity. For purposes hereof, “control” (including the terms “controlled by” and “under common control with”), as used with respect to any entity or person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity or person, whether through the ownership of voting securities or otherwise.

b.           A Holder shall be permitted to Transfer Subject Securities (i) for estate planning or philanthropic purposes or upon such Holder’s death pursuant to law or such Holder’s estate plan; provided, however, that it shall be a condition to the Transfer that (a) the transferee executes and delivers to the Company, not later than one business day prior to such Transfer, a written agreement that is reasonably satisfactory in form and substance to the Company to be bound by all of the terms of this Agreement and (b) if the Holder is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of the Subject Securities or any securities convertible into or exercisable or exchangeable for the Subject Securities, the Holder shall include a statement in such report to the effect that such Transfer is being made to for estate planning or philanthropic purposes or as the result of the death of such Holder.

c.           A Holder shall be permitted to sell the Subject Securities in market-traded transactions through a broker-dealer that receives no more than a customary commission so long as the amount of securities sold shall not exceed the greatest of: (i) one percent of the shares or other units of the class outstanding as shown by the most SEC recent report or statement published by the Company, or (ii) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker.

4.          Transfers in Violation Void. Any attempted sale, transfer or other disposition in violation of this Agreement shall be null and void.

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5.          Binding Effect; Waiver. This Agreement shall be binding upon the Holder, its agents, heirs, successors, assigns and beneficiaries. Any waiver by the Company of any of the terms and conditions of this Agreement in any instance must be in writing and must be duly executed by the Company and the Holder and shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof.

6.          Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate 180 days after the date hereof.

7.          Miscellaneous. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflicts of laws. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Each of the parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Each arty acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

COMPANY:

GADSDEN PROPERTIES, INC.

By:
Name:
Title:

HOLDERS: